UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On January 1, 2022, the Board of Directors (the “Board”) of Huntsman Corporation (the “Company”) appointed Curtis E. Espeland, age 57 and José Muñoz, age 56 (collectively, the “New Directors”) to the Board. The New Directors will each serve a term that expires at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).

The Board determined that each of the New Directors is independent under the Company’s independence criteria for members of its board of directors. None of the New Directors was selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and any of the New Directors that would require disclosure under Item 404(a) of Regulation S-K.

Each of the New Directors will be compensated for his services on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is composed of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consists of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan in the form of stock or stock units, at the election of each director. Non-employee directors may also participate in the Huntsman Outside Director Elective Deferral Plan and the Huntsman Director Matching Gift Program. A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2021 (the “2021 Proxy Statement”) under “Board of Directors-Director Compensation,” and that section of the Definitive Proxy Statement is incorporated herein by reference.

Retirement of Directors

Consistent with the Company’s director retirement policy, Nolan D. Archibald, M. Anthony Burns, and Sir Robert J. Margetts will each retire from the Board at the end of their current terms immediately before the 2022 Annual Meeting. Wayne A. Reaud, Chair of the Litigation and Public Policy and Compensation Committees, will support the transition of those committees’ oversight duties before stepping down from the Board at or before the Company’s 2023 Annual Meeting of Stockholders when he will reach the retirement age.

Board and Committee Changes

Additionally, the Board named Cynthia L. Egan as Lead Independent Director, Non-Executive Vice Chair of the Board, and Chair of the Nominating and Corporate Governance Committee, effective January 1, 2022. The Board also named Sonia Dulá as a member of the Compensation Committee, effective January 1, 2022, with the intent that she become Chair of the Compensation Committee when Mr. Reaud leaves the Board.

Item 5.08. Shareholder Director Nominations.

The Board has established March 25, 2022 as the date of the 2022 Annual Meeting. The Company will publish additional details regarding the exact time, location, record date and matters to be voted on at the 2022 Annual Meeting in the Company’s proxy statement for the 2022 Annual Meeting.

Because the date of the 2022 Annual Meeting differs by more than 30 days from the anniversary date of the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the deadlines for submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act and for any nomination for election to the Board or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act), in each case, with respect to the 2022 Annual Meeting.

Under the Company’s Sixth Amended and Restated Bylaws, dated June 16, 2020 (as amended, the “Bylaws”), because the date of the 2022 Annual Meeting is more than 30 days before the anniversary date of the 2021 Annual Meeting, in order for a nomination for election to the Board (either pursuant to Section 2.8 of our Bylaws or the “proxy access” provisions of our Bylaws) or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act) to be presented at the 2022 Annual Meeting, a stockholder of record must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and to CorporateSecretary@huntsman.com) no later than the close of business on January 12, 2022.

As disclosed in the 2021 Proxy Statement, in general, to be eligible for inclusion in the Company’s 2022 proxy materials pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must have been received by the Corporate Secretary at the Company’s principal executive offices (located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) no later than November 18, 2021. Because the date of the 2022 Annual Meeting is more than 30 days before the anniversary date of the 2021 Annual Meeting and the November 18, 2021 deadline has expired, the Company has determined that stockholder proposals intended for inclusion in the Company’s 2022 proxy materials pursuant to Rule 14a-8 must be received no later than the close of business on January 12, 2022.

Item 7.01. Regulation FD Disclosures.

On January 2, 2022, the Company issued a press release with respect to the foregoing matters. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description of Exhibits

99.1	Press Release dated January 2, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated: January 3, 2022

Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
January 2, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637

NYSE: HUN

Huntsman Appoints Two New Independent Directors and Announces Governance Changes as Part of Ongoing Board Refreshment

Appoints Curtis E. Espeland and José Muñoz to the Board

Names Cynthia L. Egan New Lead Independent Director, Non-Executive Vice Chair of the Board and Chair of Nominating and Corporate Governance Committee

Names Sonia Dulá to Compensation Committee as Chair Apparent

Seven Independent Directors Have Been Appointed Since 2018

THE WOODLANDS, Texas, Jan. 2, 2022 -- Huntsman Corporation (NYSE: HUN) today announced that it has appointed Curtis E. Espeland and José Muñoz to its Board of Directors. Additionally, the Company announced that it has appointed Cynthia L. Egan as new Lead Independent Director, Non-Executive Vice Chair of the Board and Chair of the Nominating and Corporate Governance Committee, and added Sonia Dulá as a member of the Compensation Committee with the intent she becomes Chair when Wayne A. Reaud leaves the Board. All of these appointments are effective January 1, 2022.

“As part of our Board’s ongoing refreshment process, I am pleased that we have identified two outstanding independent directors in Curt and José, who both bring extensive experience in operating companies in or relevant to our industry and in executing on strategic growth plans,” said Peter R. Huntsman, Chairman, President and CEO. “With these additions, I’m confident that our Board and the Company will be strongly positioned to ensure management achieves the growth strategy and financial targets we outlined at our November Investor Day to unlock value for our shareholders. We continue to engage with shareholders and appreciate the substantive input that we have received to date as our Company continues to evolve our portfolio and execute on our strategy.”

Huntsman also announced, consistent with the Company’s director retirement policy, that three existing directors, Nolan D. Archibald, outgoing Lead Independent Director, Vice Chair of the Board and Chair of the Nominating and Corporate Governance Committee, M. Anthony Burns, prior Chair of the Audit Committee, whose upcoming retirement was previously announced at the Investor Day, and Sir Robert J. Margetts will transition off the Board as planned at the 2022 Annual Meeting of Stockholders. Wayne Reaud, Chair of the Litigation and Public Policy and Compensation committees, will support the transition of those committees’ oversight duties before stepping down from the Board at or before the 2023 Annual Meeting of Stockholders when he will reach the retirement age.

The changes announced today reflect the latest steps in the Board’s multi-year director succession plan, including recruiting directors with skillsets aligned with Huntsman’s upgraded and streamlined portfolio. These appointments ensure the Board continues to have the right combination of experience, expertise and diversity to drive profitable growth for shareholders and to best oversee the Company’s strategic initiatives. These include the recently announced review of strategic options for its Textile Effects Division and a multi-year incentive compensation plan aligned with financial targets presented at Investor Day.

These changes follow the addition of three independent directors in the last 18 months, including Jeanne McGovern, who joined the Board in February 2021 and was appointed to chair the Audit Committee effective January 1, 2022. As a result, seven independent directors have been appointed since 2018.

New Directors

Curtis Espeland retired in 2020 from Eastman Chemical Company after almost 25 years in leadership roles, including Executive Vice President and Chief Financial Officer from 2008 until his retirement. Prior to joining Eastman, he held various positions of increasing responsibility at Arthur Andersen performing audit, financial due diligence and business consulting services in the banking, manufacturing, media and telecommunications industries in the U.S. and across the globe. Mr. Espeland has been a director of Lincoln Electric Holdings Inc. since 2012 and Lead Independent Director since April 2018, while also serving on that board’s finance and audit committees and as audit committee chair for three years. Mr. Espeland is also a director of global specialty chemicals company Nouryon and serves as chair of the board’s audit committee.

José Muñoz is the Chief Operating Officer of Hyundai Motor Company, a global manufacturer of automobiles based in Seoul, South Korea, where he oversees more than 120,000 employees and operations worldwide. In addition to being responsible for the company’s overall results, including the nearly $88 billion in total 2020 revenue, Mr. Muñoz leads the company’s global operational strategies and their implementation. He oversees the development and implementation of the company’s fuel cell vehicle and mobility services strategy, and serves as President and CEO of Hyundai Motor America, the company’s largest operating subsidiary. Prior to joining Hyundai in 2019, Mr. Muñoz served in leadership roles at Nissan (most recently as global Chief Performance Officer and head of the company’s China region), Toyota and Daewoo.

New Board Leadership Roles

Cynthia Egan and Sonia Dulá both joined the Huntsman Board in June 2020. Ms. Egan, the Board’s new Lead Independent Director, Non-Executive Vice Chair and Chair of the Nominating and Corporate Governance Committee, brings extensive investment company experience and shareholder perspective from her prior senior-level positions at T. Rowe Price Group and Fidelity Investments, as well as an advisory role for the U.S. Department of Treasury. Ms. Dulá, the newly-appointed member of the Compensation Committee, brings substantial finance and investment banking expertise that will benefit the Committee as it oversees implementation of the new incentive compensation program announced last week.

Ongoing Board Refreshment

Consistent with the Company’s director retirement policy, Nolan Archibald, the outgoing Lead Independent Director and Vice Chair of the Board and outgoing Chair of the Nominating and Corporate Governance Committee, M. Anthony Burns, prior Chair of the Audit Committee, whose upcoming retirement was previously announced at the Investor Day, and Sir Robert Margetts are expected to conclude their service on the Board, effective at the time of the Company’s 2022 Annual Meeting of Stockholders. Further, as the Board has successfully implemented substantial refreshment of the Board and transition of Board and committee leadership, including the appointments announced today, the Board has determined it will no longer grant non-executive directors waivers to the Company’s director retirement policy requiring directors to resign after their 75th birthday.

Mr. Huntsman continued, “On behalf of the entire Board, I would like to thank Nolan, Tony and Sir Rob for their years of committed service and the important roles they have played in the Company’s success, including their contributions to the deliberate and thoughtful Board refreshment process, the latest phase of which we began more than 18 months ago.”

Mr. Archibald commented, “I’m proud of the transformation the Board underwent during my tenure, and Huntsman’s commitment to bringing on diverse expertise and fresh perspectives is demonstrated by today’s addition of two stellar new directors. It has been an honor to serve alongside fellow directors truly committed to best-in-class accountability and oversight. I’m confident, given the broad expertise and experience of the incoming and existing directors, the Board is ideally positioned to oversee Huntsman’s next chapter, and I look forward to witnessing the Company’s continued growth and success.”

2022 Annual Meeting of Stockholders

The Company also announced that it will hold its 2022 Annual Meeting of Stockholders on March 25, 2022. In light of the announcements made today and based on ongoing dialogue with shareholders, the Huntsman Board determined that holding the Company’s 2022 Annual Meeting of Stockholders as expeditiously as possible is in the best interests of Huntsman shareholders as it minimizes potential disruption and distraction and allows management to focus on executing on its ambitious strategic and operational goals, including those outlined at the Company’s Investor Day and the recently announced strategic review for the Textile Effects Division.

Additional information regarding today’s announcements, including the Company’s 2022 Annual Meeting of Stockholders, will be filed with the U.S. Securities and Exchange Commission on Form 8-K.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2020 revenues of approximately $6 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.huntsman.com.

Certain Information Regarding Participants:

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 12, 2021 and (b) proxy statement filed with the SEC on March 18, 2021 with respect to the Company’s 2021 Annual Meeting of Stockholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting.